Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 33-82820) of Eagle Materials Inc.,

(2)   Registration Statement (Form S-8 No. 33-82928) of Eagle Materials Inc.,

(3)   Registration Statement (Form S-8 No. 33-84394) of Eagle Materials Inc.,

(4)   Registration Statement (Form S-8 No. 333-54102) of Eagle Materials Inc.,

(5)   Registration Statement (Form S-8 No. 333-163061) of Eagle Materials Inc.,

(6)   Registration Statement (Form S-3 No. 333-181767) of Eagle Materials Inc., and

(7)   Registration Statement (Form S-8 No. 333-190487) of Eagle Materials Inc.;

of our reports dated May 22, 2015, with respect to the consolidated financial statements of Eagle Materials Inc. and Subsidiaries, and the effectiveness of internal control over financial reporting of Eagle Materials Inc. and Subsidiaries included in this Annual Report (Form 10-K) of Eagle Materials Inc. for the year ended March 31, 2015.

We also consent to the incorporation by reference in the following Registration Statements:

(1)   Registration Statement (Form S-8 No. 33-82820) of Eagle Materials Inc.,

(2)   Registration Statement (Form S-8 No. 33-82928) of Eagle Materials Inc.,

(3)   Registration Statement (Form S-8 No. 33-84394) of Eagle Materials Inc.,

(4)   Registration Statement (Form S-8 No. 333-54102) of Eagle Materials Inc.,

(5)   Registration Statement (Form S-8 No. 333-163061) of Eagle Materials Inc.,

(6)   Registration Statement (Form S-3 No. 333-181767) of Eagle Materials Inc., and

(7)   Registration Statement (Form S-8 No. 333-190487) of Eagle Materials Inc.;

of our report dated May 22, 2015, with respect to the financial statements of Texas Lehigh Cement Company LP as of and for the year ended December 31, 2014 included in this Annual Report (Form 10-K) of Eagle Materials Inc. for the year ended March 31, 2015.

/s/ Ernst & Young LLP

Dallas, Texas

May 22, 2015